Exhibit 99.1
EXECUTION COPY

TRANSITION PROPERTY SERVICING AGREEMENT

by and between

ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC,

Issuer

and

ENTERGY GULF STATES, INC.,

Servicer

Dated as of June 29, 2007

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

SECTION 1.01.	Definitions	2

ARTICLE II APPOINTMENT AND AUTHORIZATION

SECTION 2.01.	Appointment of Servicer; Acceptance of Appointment	3
SECTION 2.02.	Authorization	3
SECTION 2.03.	Dominion and Control Over the Transition Property	5
SECTION 2.04.	Temporary Transition Bonds	5

ARTICLE III ROLE OF SERVICER

SECTION 3.01.	Duties of Servicer	24
SECTION 3.02.	Servicing and Maintenance Standards	24
SECTION 3.03.	Annual Reports on Compliance with Regulation AB.	24
SECTION 3.04.	Annual Report by Independent Registered Public Accountants.	25
SECTION 3.05.	Monitoring of Third-Party Collectors	26

ARTICLE IV SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.	True-Up Adjustments	39
SECTION 4.02.	Limitation of Liability	40

ARTICLE V THE TRANSITION PROPERTY

SECTION 5.01.	Custody of Transition Property Records	42
SECTION 5.02.	Duties of Servicer as Custodian	44
SECTION 5.03.	Custodian's Indemnification	45
SECTION 5.04.	Effective Period and Termination	47

ARTICLE VI THE SERVICER

SECTION 6.01.	Representations and Warranties of Servicer	52
SECTION 6.02.	Indemnities of Servicer; Release of Claims	53
SECTION 6.03.	Binding Effect of Servicing Obligations	54
SECTION 6.04.	Limitation on Liability of Servicer and Others	54
SECTION 6.05.	EGSI Not to Resign as Servicer	54
SECTION 6.06.	Servicing Compensation	55
SECTION 6.07.	Compliance with Applicable Law	56
SECTION 6.08.	Access to Certain Records and Information Regarding Transition Property	57
SECTION 6.09.	Appointments	58
SECTION 6.10.	No Servicer Advances	58
SECTION 6.11.	Remittances	59
SECTION 6.12.	Maintenance of Operations	60

ARTICLE VII DEFAULT

SECTION 7.01.	Servicer Default	61
SECTION 7.02.	Appointment of Successor.	61
SECTION 7.03.	Waiver of Past Defaults	62
SECTION 7.04.	Notice of Servicer Default	62
SECTION 7.05.	Cooperation with Successor

ARTICLE VIII MISCELLANEOUS PROVISIONS

SECTION 8.01.	Amendment.	63
SECTION 8.02.	PUCT Condition	63
SECTION 8.03.	Maintenance of Accounts and Records	67
SECTION 8.04.	Notices	68
SECTION 8.05.	Assignment	69
SECTION 8.06.	Limitations on Rights of Others	69
SECTION 8.07.	Severability
SECTION 8.08.	Separate Counterparts
SECTION 8.09.	Headings
SECTION 8.10.	GOVERNING LAW
SECTION 8.11.	Assignment to Indenture Trustee
SECTION 8.12.	Nonpetition Covenants
SECTION 8.13.	Limitation of Liability

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Monthly Servicer's Certificate
EXHIBIT B	Form of Semi-Annual Servicer's Certificate
EXHIBIT C-1	Form of Servicer's Regulation AB Compliance Certificate
EXHIBIT C-2	Form of Certificate of Compliance
Schedule 4.01(a)	Expected Amortization Schedule

ANNEXES

Annex I	Servicing Procedures

This TRANSITION PROPERTY SERVICING AGREEMENT (this "Agreement"), dated as of June 29, 2007, is between ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC, a Delaware limited liability company, as issuer (the "Issuer"), and ENTERGY GULF STATES, INC. ("EGSI"), a Texas corporation, as servicer (the "Servicer").

RECITALS

WHEREAS, pursuant to the Securitization Law and the Initial Financing Order, EGSI, in its capacity as seller (the "Seller"), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Transition Property created pursuant to the Securitization Law and the Initial Financing Order described therein, and the Seller may sell other Transition Property to the Issuer pursuant to the Sale Agreement;

WHEREAS, in connection with its ownership of the Transition Property and in order to collect the associated Transition Charges, the Issuer desires to engage the Servicer to carry out the functions described herein (such functions or similar functions currently performed by the Servicer for itself with respect to its own charges to its customers) and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining Annual True-Up Adjustments, Non-Standard True-Up Adjustments and Interim True-Up Adjustments from the PUCT and the Servicer desires to be so engaged;

WHEREAS, the TC Collections initially will be commingled with other funds collected by the Servicer; and

WHEREAS, although the Service Area is not open to retail competition, the parties agree that certain standard and procedures shall be included in this Agreement concerning REPs when and if retail competition is introduced into the Service Area; and

WHEREAS, the PUCT, or its attorney, will enforce this Agreement for the benefit of the Customers to the extent permitted by law;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

   DEFINITIONS

      Definitions.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York, a New York banking corporation, in its capacity as the indenture trustee (the "Indenture Trustee") and in its separate capacity as a securities intermediary (the "Securities Intermediary"), as the same may be amended, restated, supplemented or otherwise modified from time to time.
        All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
        The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."
        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
        Non-capitalized terms used herein which are defined in the Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code after the date hereof which have a material adverse effect on the Issuer or the Holders.

   APPOINTMENT AND AUTHORIZATION

      Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.
      Authorization. With respect to all or any portion of the Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the PUCT. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer's possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer's written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.
      Dominion and Control Over the Transition Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Transition Property and the Transition Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Utilities Code, the PUCT Regulations or the Applicable Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Transition Property, in each case unless such action is required by applicable law or court or regulatory order.

   ROLE OF SERVICER

      Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:
        Duties of Servicer Generally. The Servicer's duties in general shall include management, servicing and administration of the Transition Property; obtaining meter reads, calculating usage (including demand and including any such usage by Customers served by a REP, when and if the Service Area becomes subject to retail competition), billing, collections and posting of all payments in respect of the Transition Property; responding to inquiries by Customers, REPs, the PUCT, or any other Governmental Authority with respect to the Transition Property; delivering Bills to Customers or REPs, if any; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the PUCT and taking such other action as may be necessary to perfect the Issuer's ownership interests in and the Indenture Trustee's first priority Lien on the Transition Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee's Lien on all Transition Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer's usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Applicable Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any PUCT Regulations, the Applicable Financing Orders, and the federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term "usage" when used herein refers to both kilowatt hour consumption and kilowatt demand.
        Reporting Functions.
          Monthly Servicer's Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the PUCT, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a "Monthly Servicer's Certificate") setting forth certain information relating to TC Payments received by the Servicer during the Collection Period immediately preceding such date, including the Remittance Shortfall or Excess Remittance as required by Section 6.11(c) hereof; provided, however, that for any month in which the Servicer is required to deliver a Semi-Annual Servicer's Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer's Certificate no later than the date of delivery of such Semi-Annual Servicer's Certificate.
          Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or PUCT Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.
          Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Transition Bonds of any Series are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Transition Charges applicable to each TC Customer Class.
          Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer's Certificate described in Section 4.01(c)(ii), the annual Servicer's Regulation AB Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant's Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of (i) the Monthly Servicer's Certificates described in Section 3.01(b) (under Form 10-D or any other applicable form), (ii) the Semi-Annual Servicer's Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant's Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor's annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer's signature is required by, and consistent with, the federal securities law and/or any other applicable law.
        Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:
          promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of each Sale Agreement and of each amendment thereto and on each Subsequent Transfer Date, an Opinion of Counsel from Independent counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Transition Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Liens; and
          within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from Independent counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

      Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest or Lien.

      Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall manage, service, administer and make collections in respect of the Transition Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable PUCT Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; follow customary standards, policies and procedures for the industry in Texas in performing its duties as Servicer; use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Transition Property and to bill and collect the Transition Charges; comply with all Requirements of Law, including all applicable PUCT Regulations and guidelines, applicable to and binding on it relating to the Transition Property; file all PUCT notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Transition Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transition Property, which, in the Servicer's judgment, may include the taking of legal action, at the Issuer's expense but subject to the priority of payment set forth in Section 8.02(e) of the Indenture.
      Annual Reports on Compliance with Regulation AB.
        The Servicer shall deliver to the Issuer, the PUCT, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year or (b) with respect to each calendar year during which the Sponsor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached hereto as Exhibit C-1 and Exhibit C-2 hereto, with, in the case of Exhibit C-1, such changes as may be required to conform to applicable securities law.
        The Servicer shall use commercially reasonable efforts to obtain from each other party, if any, participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer's duties hereunder. The parties acknowledge that the Indenture Trustee's certifications shall be limited to the Item 1122 certifications described in Exhibit E of the Indenture.
        The initial Servicer, in its capacity as Sponsor, shall post on its own website or on one maintained by an Affiliate and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act (without regard to the number of Holders of Transition Bonds to the extent permitted by and consistent with the Sponsor's obligations under applicable law), the information described in Section 3.07(g) of the Indenture with respect to each Series of Outstanding Transition Bonds to the extent such information is reasonably available to the Sponsor. The initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.
      Annual Report by Independent Registered Public Accountants.
        The Servicer, at its own expense in partial consideration of the Servicing Fee paid to it, shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the PUCT, the Indenture Trustee and the Rating Agencies on or before the earlier of (a) March 31 of each year, beginning March 31, 2008 or (b) with respect to each calendar year during which the Sponsor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rule and regulations thereunder, a report addressed to the Servicer (the "Annual Accountant's Report") to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant's Report to be delivered on or before March 31, 2008, the period of time from the date of this Agreement until December 31, 2008), identifying the results of such procedures and including any exceptions noted. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.
        The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.
      Monitoring of Third-Party Collectors. If a Third-Party Collector does bill or collect Transition Charges on behalf of the Issuer, then, from time to time, until the Retirement of the Transition Bonds, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to such Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with the Servicer, the Applicable Financing Orders, Tariffs, other tariffs and any other PUCT Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with Transition Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer, the Applicable Financing Orders, Tariffs, other tariffs and any other PUCT Regulations in effect from time to time. Such procedures and policies shall include the following:
        Maintenance of Records and Information. In addition to any actions required by the Tariffs, PUCT Regulations or other applicable law, the Servicer shall:
          maintain adequate records for promptly identifying and contacting each Third-Party Collector;
          maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;
          maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to Transition Charges, including compliance with all Remittance Requirements, REP Credit Requirements and REP Deposit Requirements; and
          provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer's calculation of Transition Charges and remittances, including, if applicable, charge-off amounts.

        The Servicer shall update the records described above no less frequently than quarterly.

        Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under the Initial Financing Order or any Subsequent Financing Order, as applicable, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Transition Bonds of any Series from being downgraded, withdrawn or suspended. The Servicer shall, in accordance with and to the extent permitted by the Utilities Code, applicable PUCT Regulations and the terms of the Initial Financing Order and any Subsequent Financing Order, include and impose the above-described terms in all tariffs filed under the Utilities Code which would allow REPs or other utilities to issue single bills which include Transition Charges to EGSI's Customers. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, the relative amount of TC Payments received through REPs relative to the Periodic Billing Requirement, the historical payment and default experience of each REP and such other credit and collection policies to which the REPs are subject, and if permitted by applicable law, will set out any such modified or additional terms in a supplemental tariff filed with the PUCT.
        Monitoring of Performance and Payment by REPs. In addition to any actions required by the Tariffs, PUCT Regulations or other applicable law, the Servicer shall undertake to do the following:
          The Servicer shall require each REP to pay all Transition Charges (less any applicable charge-off allowances) billed to such REP in accordance with the provisions of the Initial Tariff, each Subsequent Tariff and PUCT Regulations (whether or not disputed). The Servicer shall monitor compliance by each REP with all Remittance Requirements, REP Credit Requirements and REP Deposit Requirements and take prompt action to enforce such requirements.
          Where a REP is responsible for billing the Customers, the Servicer shall, consistent with its customary billing practices, bill each Applicable REP no less frequently than the billing cycle otherwise applicable to such Customers.
          The Servicer shall work with REPs to resolve any disputes using the dispute resolution procedures established in the Initial Tariff, each Subsequent Tariff and any PUCT Regulations, in accordance with the Servicing Standard.
        Enforcement of REP Obligations. The Servicer shall, in accordance with the terms of the Initial Tariff and each Subsequent Tariff, ensure that each REP remits all TC Payments which it is obligated to remit to the Servicer. In the event of any default by any REP, the Servicer shall enforce all rights set forth in and take all other steps permitted by, if applicable, the Applicable Financing Orders, Tariffs, other tariffs and any other PUCT Regulations as it determines, in accordance with the Servicing Standard, are reasonably necessary to ensure the prompt payment of TC Payments by such REP and to preserve the rights of the Holders with respect thereto, including, where appropriate, terminating the right of any REP to bill and collect Transition Charges or petitioning the PUCT to impose such other remedies or penalties as may be available under the circumstances. Any agreement entered into between the Servicer and a defaulted REP will be limited to the terms of this Agreement and will satisfy the Rating Agency Condition. In the event the Servicer has actual knowledge that a REP is in default, including due to the downgrade by the Rating Agencies of any party providing credit support for such REP, the Servicer shall promptly notify a Responsible Officer of the Indenture Trustee in writing of the same and, shall, if applicable, instruct the Indenture Trustee either to:
          withdraw from such REP's REP Deposit Account and deposit into the applicable Collection Accounts the lesser of (x) the amount of cash on deposit in such REP Deposit Account and allocable to the Transition Property at such time and (y) the amount of any Transition Charges then due and payable by such REP; or
          make demand under any letter of credit, guarantee or other credit support up to the lesser of (x) the amount of such letter of credit, guarantee or other credit support and (y) the amount of any Transition Charges then due and payable by such REP, and forward the amounts received, if any, as a result of such demand to the applicable Collection Accounts.

        The Indenture Trustee shall, within two (2) Business Days of receipt of such written notice, withdraw such funds from the REP Deposit Account or make demand under such credit support, as applicable, and deposit such funds withdrawn or received, as applicable, into the applicable Collection Accounts.

        Maintenance of REP Deposit Accounts. If any REPs collect Transition Charges within the Service Area, then the Servicer shall cause the entity acting as Indenture Trustee to maintain one or more REP Deposit Accounts as described in Section 8.02(g) of the Indenture. The Servicer shall provide written direction to the Indenture Trustee regarding the allocation and release of funds on deposit in the REP Deposit Accounts, as permitted or required by the Indenture, this Agreement or any Applicable Financing Order, Tariff or PUCT Regulations. The Indenture Trustee shall be entitled to conclusively rely on any such written directions from the Servicer. The Servicer will seek and use reasonable best efforts to obtain, from any REP which wishes to satisfy its credit support requirements by making a deposit to a REP Deposit Account, a written security agreement stating that (i) by making such deposit the REP has granted a security interest in such deposit in favor of the Indenture Trustee, and (ii) the Indenture Trustee, in holding such deposit as collateral, will have the rights and remedies of a secured party under Article 9 of the UCC with respect to such collateral, and the Servicer will promptly forward any such agreement to the Indenture Trustee.
        Affiliated Third-Party Collectors. In performing its obligations under this Section 3.05, the Servicer shall deal with any Third-Party Collectors which are Affiliates of the Servicer on terms which are no more favorable in the aggregate to such affiliated Third-Party Collector than those used by the Servicer in its dealings with any Third-Party Collectors that are not affiliates of the Servicer.

   SERVICES RELATED TO TRUE-UP ADJUSTMENTS

      True-Up Adjustments. From time to time, until the Retirement of the Transition Bonds, the Servicer shall identify the need for Annual True-Up Adjustments, Interim True-Up Adjustments and Non-Standard True-Up Adjustments for each Series and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

        Expected Amortization Schedule. The Expected Amortization Schedule for the initial Series of Transition Bonds is attached hereto as Schedule 4.01(a). In connection with the Issuer's issuance of any additional Series of Transition Bonds after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall revise the Expected Amortization Schedule to add a new schedule for each new Series of Transition Bonds and set forth, as of each Payment Date through the latest Scheduled Final Payment Date for any Series of Transition Bonds, the aggregate principal amounts of the Transition Bonds of all Series, including such additional Series, expected to be outstanding on such Payment Date. If the Expected Amortization Schedule is revised as set forth above, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.
        True-Up Adjustments.
          Annual True-Up Adjustments and Filings. Each year no later than fifteen (15) days prior to the first billing cycle of July (or, in the case of any subsequent Series, the corresponding billing cycle for such Series based on its Series Issuance Date) the Servicer shall: (A) update the data and assumptions underlying the calculation of the Transition Charges, including projected electricity usage during the next Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period, the Days Sales Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Applicable Financing Orders and the Tariffs filed pursuant thereto and in doing so the Servicer shall use the Periodic Billing Requirement Allocation Factors ("PBRAF") approved in the Tariff to allocate the Transition Charges, including, as applicable, the result of the implementation of the most recent Non-Standard True-Up Adjustment; (D) make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs; and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Applicable Financing Orders; provided, however, that if the Servicer determines that the forecasted billing units for one or more of the TC Customer Classes for an upcoming period decreases by more than 10% compared to the billing units for the threshold period set forth in the Applicable Financing Order, the Servicer shall implement a Non-Standard True-Up Adjustment and, if such Non-Standard True-Up Adjustment shall be made in the time period provided for Annual True-Up Adjustments pursuant to this Section 4.01(b)(i), such Non-Standard True-Up Adjustment shall also qualify as an Annual True-Up Adjustment for purposes of this Agreement. The Servicer shall implement the revised Transition Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.
          Non-Standard True-Up Adjustments and Filings. In the event that the Servicer determines that a Non-Standard True-Up Adjustment is required, the Servicer shall, no later than ninety (90) days prior to the first billing cycle of July (or, in the case of any subsequent Series of transition bonds, the corresponding billing cycle for each Series based on its Series Issuance Date) (A) recalculate the Transition Charges to reallocate such Transition Charges among TC Customer Classes in accordance with the procedures for Non-Standard True-Up Adjustments set forth in the Applicable Financing Order and TC Tariff; (B) make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs; and (C) take all reasonable actions and make all reasonable efforts to effect such Non-Standard True-Up Adjustment and to enforce the provisions of the Securitization Law and all Applicable Financing Orders. The Servicer shall implement the revised Transition Charges, if any, resulting from such Non-Standard True-Up Adjustment on the Non-Standard True-Up Adjustment Date. For the avoidance of doubt, no Annual True-Up Adjustment or Interim True-Up Adjustment shall be considered a Non-Standard True-Up Adjustment solely because Transition Charges are allocated under such Annual True-Up Adjustment or Interim True-Up Adjustment in the same manner as in a preceding Non-Standard True-Up Adjustment.
          Interim True-Up Adjustments and Filings. Within the 30-day period ending prior to the first billing cycle in July of each year (or in the case of any subsequent Series, the corresponding period based on its Series Issuance Date) and, within the 30-day period preceding the first billing cycle in April 2021, and in each July, October, January and April thereafter, the Servicer shall compare the anticipated Unrecovered Balance, as of the next Payment Date and after giving effect to payments to be made on such Payment Date, to the Projected Unrecovered Balance as of such Payment Date. The Servicer shall, no later than fifteen (15) days prior to the end of such thirty (30) day period, make a mandatory Interim True-Up Adjustment if the Servicer forecasts that TC Collections will be insufficient (a) to make all scheduled payments of interest, principal and other amounts in respect of any Outstanding Series or Tranche of Transition Bonds during the current and next succeeding semi-annual period or quarterly period, as applicable, and (b) to replenish the applicable Capital Subaccount for such Series to the Required Capital Level. If the Servicer determines that an Interim True-Up Adjustment is required under the immediately preceding sentence, then the Servicer shall: update the data and assumptions underlying the calculation of the Transition Charges, including projected electricity usage during the next Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; determine the Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Applicable Financing Orders and the Tariffs filed pursuant thereto, and in doing so the Servicer shall use the method of allocating Transition Charges then in effect, including as applicable, the result of the implementation of the most recent Non-Standard True-Up Adjustment as approved in the Tariff; make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs; and take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Applicable Financing Orders which relate thereto. The Servicer shall implement the revised Transition Charges, if any, resulting from such Interim True-Up Adjustment on the Interim True-Up Adjustment Date. The Servicer may not implement Interim True-Up Adjustments more frequently than every six (6) months; provided that the Servicer may implement Interim True-Up Adjustments quarterly for any Transition Bonds remaining Outstanding commencing in April 1, 2021.
        Reports.
          Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Tariff with the PUCT or implements revised Transition Charges with notice to the PUCT without filing an Amendatory Tariff if permitted by any Applicable Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer's reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Transition Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.
          Servicer's Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report, for each Series of Transition Bonds, substantially in the form of Exhibit B hereto (the "Semi-Annual Servicer's Certificate") to the Issuer, the PUCT, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the applicable Series Supplement) as to the Transition Bonds of such Series with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

          (a) the amount of the payment to Holder allocable to principal, if any;

          (b) the amount of the payment to Holders allocable to interest;

          (c) the aggregate Outstanding Amount of such Transition Bonds, before and after giving effect to any payments allocated to principal reported under clause (a) above;

          (d) the difference, if any, between the amount specified in clause (c) above and the Outstanding Amount specified in the related Expected Amortization Schedule;

          (e) any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

          (f) the amounts on deposit in the applicable Capital Subaccount and the applicable Excess Funds Subaccount, after giving effect to the foregoing payments.

          Reports to Customers.
            After each revised Transition Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PUCT Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Transition Charges.
            The Servicer shall comply with the requirements of each Financing Order and Tariff with respect to the identification of Transition Charges on Bills. In addition, at least once each year, the Servicer shall (to the extent that it does not separately identify the Transition Charges as being owned by the Issuer in the Bills regularly sent to Customers or any REPs, when and if EGSI's Service Area becomes subject to retail competition) cause to be prepared and delivered to such Customers and REPs a notice stating, in effect, that the Transition Property and the Transition Charges are owned by the Issuer and not the Seller. Unless prohibited by applicable PUCT Regulations, the Servicer shall use reasonable efforts to cause each Applicable REP, at least once each year, to include similar notices in the bills sent by such Applicable REP to Customers indicating additionally that the Transition Charges are not owned by such Applicable REP (to the extent that such Applicable REP does not include such information in the Bills regularly sent to Customers). Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the Applicable REP may from time to time use to communicate with its respective Customers.
            Except to the extent that applicable PUCT Regulations make any future Applicable REP responsible for such costs, or the Applicable REP has otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.
          REP Reports. When and if the Service Area becomes subject to retail competition and if any REPs collect the Transition Charges within the Service Area, then the Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the PUCT (or otherwise made publicly available by the Servicer) relating to REPs and any other non-confidential and non-proprietary information relating to REPs reasonably requested by the Rating Agencies to the extent such information is reasonably available to the Servicer.
      Limitation of Liability.  The Issuer and the Servicer expressly agree and acknowledge that:
          In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.
          Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Transition Property or the True-Up Adjustments), by the PUCT in any way related to the Transition Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Transition Charges and the scheduled adjustments thereto.
          Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Transition Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage and the Days Sales Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Transition Bond generally.
        Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

   THE TRANSITION PROPERTY

      Custody of Transition Property Records. To assure uniform quality in servicing the Transition Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Transition Property, including copies of any Financing Orders, Issuance Advice Letters, Tariffs and Amendatory Tariffs relating thereto and all documents filed with the PUCT in connection with any True-Up Adjustment and computational records relating thereto (collectively, the "Transition Property Records"), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Subsequent Transition Property, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to all Transition Property.
      Duties of Servicer as Custodian.
        Safekeeping. The Servicer shall hold the Transition Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Transition Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Transition Property Records. The Servicer's duties to hold the Transition Property Records set forth in this Section 5.02, to the extent such Transition Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Transition Bonds of any Series are Outstanding.
        Maintenance of and Access to Records. The Servicer shall maintain the Transition Property Records at the address set forth in Section 8.04(a), or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Transition Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).
        Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Transition Property Records to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.
        Defending Transition Property Against Claims. The Servicer shall institute any action or proceeding necessary to compel performance by any REP (at the earliest possible time) of any of their respective obligations or duties under the Securitization Law, any Financing Order with respect to the Transition Property, and the Servicer agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law or any Financing Order. The costs of any action described in this Section 5.02(d) shall be payable from TC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer's obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).
        Additional Litigation to Defend Transition Property. In addition to the above, the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of their respective obligations or duties under the Securitization Law or any Financing Order with respect to the Transition Property, and to compel performance by any future REPs with any of their respective obligations or duties under any Tariffs or any agreement with the Servicer entered into pursuant to such Tariffs. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of EGSI's electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to EGSI under the Securitization Law and Financing Order.
      Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Independent Managers and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, the Independent Managers or the Indenture Trustee, as the case may be.

      Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

      Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer's obligations as Custodian shall terminate one year and one day after the date on which no Transition Bonds of any Series are Outstanding.

   THE SERVICER

      Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, as of each Subsequent Transfer Date relating to the sale of Subsequent Transition Property, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Transition Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
        Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the State of Texas, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Transition Property and to hold the Transition Property Records as custodian.
        Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or to its servicing of the Transition Property).
        Power and Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.
        Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.
        No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 39.309 of the Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.
        No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer's knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Transition Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Transition Bonds of any Series as debt.
        Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.
        Reports and Certificates. Each report and certificate delivered in connection with an Issuance Advice Letter or delivered in connection with any filing made to the PUCT by the Issuer with respect to the Transition Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).
      Indemnities of Servicer; Release of Claims.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.
        The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders), and the Independent Managers and each of their respective trustees, officers, directors, employees and agents (each, an "Indemnified Person") for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, (ii) the Servicer's breach of any of its representations and warranties contained in this Agreement, (iii) any litigation or related expenses relating to the Servicer's status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement) or (iv) any finding that interest payable to any future REP with respect to disputed funds must be paid by the Issuer or from the Transition Property, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer's breach.
        For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of EGSI (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.
        Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or any Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).
        Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer's claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Transition Property), the Servicer hereby releases and discharges the Issuer, the Independent Managers, and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.
        Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer's election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.
        The Servicer shall indemnify the PUCT (for the benefit of Customers) for, and defend and hold harmless against, any and all Losses that may be imposed upon, incurred by or asserted against the PUCT, including any increase in the Servicing Fee that becomes payable pursuant to Section 6.06, as a result of a Servicer Default resulting from the Servicer's willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under this Agreement. The indemnification obligation set forth in this paragraph may be enforced by the PUCT but is not enforceable by any REP or any Customer. Any indemnity payments made to the PUCT under this paragraph for the benefit of Customers shall be remitted to the Indenture Trustee promptly for deposit into the applicable Collection Account.
      Binding Effect of Servicing Obligations. Any Person (a) into which the Servicer may be merged, converted or consolidated, (b) that may result from any reorganization, merger (including, but not limited to, merger as defined in Art. 1.02.A.(18) of the Texas Business Corporation Act or in Section 1.002(55) of the Texas Business Organizations Code, as applicable to the Servicer, as amended from time to time (including, without limitation, any merger commonly referred to as a "merger by division")), conversion or consolidation to which the Servicer shall be a party, or (c) that may acquire or succeed to (whether by merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise) 1) the properties and assets of the Servicer substantially as a whole, 2) the properties and assets of the Servicer located within the State of Texas substantially as a whole, 3) all or substantially all of the electric transmission and distribution business of the Servicer which is required to provide electric service to the Servicer's customers in the Service Area (or, if transmission and distribution are not provided by a single entity, the distribution business of the Servicer required to provide electric service to the Servicer's Customers in the Service Area), or 4) the distribution system business assets of the Servicer in a portion of the Service Area, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder shall be a successor to the Servicer under this Agreement (a "Permitted Successor") without further act on the part of any of the parties to this Agreement; provided, however, that immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Section 6.01 shall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, the Servicer shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer's Certificate and an Opinion of Counsel from Independent counsel stating that such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, the Servicer shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from Independent counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer and the Issuer, including filings with the PUCT pursuant to the Securitization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interests of the Issuer and the Indenture Trustee in all of the Transferred Transition Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the PUCT an Opinion of Counsel from Independent tax counsel stating that, for federal income tax purposes, notwithstanding such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption, (a) the Issuer will not be subject to tax as an entity separate from its sole owner, (b) the Transition Bonds will be treated as debt of the Issuer's sole owner, and (c) the Transition Bonds will not be treated as transferred in a taxable exchange; and
          the Servicer shall have given the Rating Agencies prior written notice of such transaction, or, in the case of clause (c)(4) above, the Rating Agency Condition shall be satisfied.

      When the conditions set forth in this Section 6.03 have been satisfied, the preceding Servicer shall automatically and without further notice (except as provided in clause (v) above) be released from all of its obligations hereunder.

      When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the electric transmission and distribution business of the Servicer (or, if transmission and distribution are not provided by a single entity, provides distribution service directly to Customers taking service at facilities, premises or loads located in the Service Area in accordance with the terms of this Section 6.03), then upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all of its obligations hereunder.

      Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

      Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Transition Property that is not directly related to one of the Servicer's enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer's costs and expenses incurred in connection with any such proceeding shall be payable from TC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer's obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

      EGSI Not to Resign as Servicer. Subject to the provisions of Section 6.03, EGSI shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless EGSI delivers to the Indenture Trustee and the PUCT an opinion of Independent counsel to the effect that EGSI's performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of EGSI in accordance with Section 7.02.

      Servicing Compensation. In consideration for its services hereunder, until the Retirement of the Transition Bonds, the Servicer shall receive an annual fee (the "Servicing Fee") in an amount equal to (i) $400,000 for so long as EGSI or an Affiliate of EGSI is the Servicer or (ii) if EGSI or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Issuer, and approved by the PUCT, provided that such amount shall not exceed 1.25% of the aggregate initial principal amount of all Outstanding Series of Transition Bonds unless the Rating Agency Condition is satisfied. The Servicing Fee owing in respect of each Series shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date. The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on TC Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Accounts and (ii) all late payment charges, if any, collected from Customers or REPs; provided, however, that if the Servicer has failed to remit the Daily Remittance to the applicable General Subaccount of any Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during the period that the Transition Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

        The Servicing Fee set forth in Section 6.06(a) and allocable to each Series shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the applicable Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.
        Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.
        The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Applicable Financing Order.

      Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Transition Property the noncompliance with which would have a material adverse effect on the value of the Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

      Access to Certain Records and Information Regarding Transition Property. The Servicer shall provide to the Indenture Trustee access to the Transition Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

      Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of EGSI, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transition Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

      No Servicer Advances. The Servicer shall not make any advances of interest or principal on the Transition Bonds.

      Remittances.  On each Servicer Business Day, with respect to each Series, commencing 22 days after the Series Issuance Date, the Servicer shall remit to the applicable General Subaccount of the applicable Collection Account for such Series the total TC Payments estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day in respect of all previously billed Transition Charges (the "Daily Remittance"), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in any event no later than the second Servicer Business Day after such payments are estimated to have been received. Prior to (or concurrent with) each remittance to the applicable General Subaccount of the applicable Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the applicable Collection Account any other proceeds of the Series Transition Bond Collateral which it may received from time to time.

        The Servicer agrees and acknowledges that it holds all TC Payments collected by it and any other proceeds for the Series Transition Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all TC Payments collected by it in accordance with this Agreement except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06.
        On or before June 30 of each year (or, if such day is not a Servicer Business Day, the immediately preceding Servicer Business Day) commencing with June 30, 2008, the Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the Reconciliation Period, as provided in Section 6(e) of Annex I. The Servicer shall allocate such Remittance Shortfall or Excess Remittance to each outstanding Series ratably based on the Transition Charges billed for such Series for such Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the applicable General Subaccount of the applicable Collection Account for each Series within two (2) Servicer Business Days, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the applicable General Subaccount of the applicable Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the applicable General Subaccount or the applicable Excess Funds Subaccount for any Series to be insufficient for the payment of the next installment of interest on the Transition Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from such General Subaccount or Excess Funds Subaccount such Series' allocable share of the amount of such Excess Remittance, such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the applicable General Subaccounts of the applicable Collection Accounts on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer's own funds. The Servicer may calculate the Excess Remittance or Remittance Shortfall more often than annually in its discretion if the Servicer believes such reconciliations are appropriate. The results of any such reconciliation shall be reported in the next issued Monthly Servicer's Certificate.
        Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

      Maintenance of Operations. Subject to Section 6.03, EGSI agrees to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide distribution service directly to its Customers) so long as it is acting as the Servicer under this Agreement.

   DEFAULT

      Servicer Default. If any one or more of the following events (a "Servicer Default") shall occur and be continuing:
        any failure by the Servicer to remit to the Collection Account for any Series on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or
        any failure on the part of the Servicer or, so long as the Servicer is EGSI or an affiliate thereof, any failure on the part of EGSI, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or EGSI, as the case may be, set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or EGSI, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or EGSI, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or
        any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) days; or
        any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or
        an Insolvency Event occurs with respect to the Servicer or EGSI;

      then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee shall upon the instruction of the PUCT (acting on behalf of Customers) or of Holders evidencing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a "Termination Notice"), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to (i) apply to the district court of Travis County, Texas for sequestration and payment of revenues arising with respect to the Transition Property, (ii) foreclose on or otherwise enforce the lien and security interests in any Transition Property and (iii) apply to the PUCT for an order that amounts arising from the Transition Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Securitization Law. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transition Bonds, the Transition Property, the Transition Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Transition Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transition Property or the Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Transition Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with transferring the Transition Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of EGSI as Servicer shall not terminate EGSI's rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

      Appointment of Successor.

        Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder, the Indenture Trustee shall, at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Transition Bonds, appoint a successor Servicer with the Issuer's prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under PUCT Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Transition Bond Servicer) and (iv) the PUCT approves the appointment of such Person. In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee's expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Accounts as provided in Section 8.02 of the Indenture.
        Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

      Waiver of Past Defaults. The PUCT, together with Holders evidencing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account for any Series in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

      Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the PUCT and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

      Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

   MISCELLANEOUS PROVISIONS

      Amendment.
        This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee, the satisfaction of the Rating Agency Condition and, if the contemplated amendment may in the judgment of the PUCT increase ongoing qualified costs, the consent of the PUCT pursuant to Section 8.02. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

        Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of Independent counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from Independent counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

        Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement (including Section 8.02), the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee, the PUCT and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer's method of calculating TC Payments as a result of changes to the Servicer's current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of TC Collections determined to have been actually received; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Transition Bonds.
        If the PUCT adopts a rule or regulation the effect of which is to modify or supplement any provision of this Agreement related to the REP Credit Requirements and the REP Deposit Requirements, this Agreement will be deemed so modified or supplemented on the effective date of such rule or regulation in the manner necessary to comply therewith without the necessity of any further action by any party hereto; provided that (i) the Rating Agency Condition has been satisfied, (ii) the Servicer shall have notified the Issuer and the Indenture Trustee of such modification or supplement and delivered an Opinion of Counsel as described in the second paragraph of Section 8.01 and (iii) neither the Issuer nor the Indenture Trustee shall be bound by any such modification to the extent it affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

      PUCT Condition. Notwithstanding anything to the contrary in Section 8.01(a), no amendment or modification of this Agreement shall be effective unless the process set forth in this Section 8.02 has been followed.

        At least thirty-one (31) days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01(a) (except that the consent of the Indenture Trustee may be subject to the consent of Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Servicer shall have delivered to the PUCT's executive director and general counsel written notification of any proposed amendment, which notification shall contain:
          a reference to Docket No. 33586 and to any other Docket No. under which a Financing Order has been issued;
          an Officer's Certificate stating that the proposed amendment has been approved by all parties to this Agreement; and
          a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed amendment or to request additional time;
        The PUCT or its staff shall, within thirty (30) days of receiving the notification complying with Section 8.02(a), either:
          provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the ongoing qualified costs related to the Transition Bonds, provide notice of its consent or lack of consent to the person specified in Section 8.02(a)(iii), or be conclusively deemed to have consented to the proposed amendment or modification,

        unless, within thirty (30) days of receiving the notification complying with Section 8.02(a), the PUCT or its staff delivers to the office of the person specified in Section 8.02(a)(iii) a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed amendment or modification. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase ongoing qualified costs to the person specified in Section 8.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the PUCT shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the thirty (30)-day period provided for in this Section 8.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

        Following the delivery of a notice to the PUCT by the Servicer under Section 8.02(a), the Servicer and the Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the Servicer's giving prompt written notice thereof to the PUCT, the Issuer and the Indenture Trustee.

      Maintenance of Accounts and Records.  The Servicer shall maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between TC Payments received by the Servicer and TC Collections from time to time deposited in the Collection Accounts.

        The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transition Property and the Transition Charges. Nothing in this Section 8.03(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.03(b).

      Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

        in the case of the Servicer, to Entergy Gulf States, Inc., at 350 Pine Street, Beaumont, Texas 77701, Attention: President, Telephone: (409) 838-6631, Facsimile: (409) 981-3016;
        in the case of the Issuer, to Entergy Gulf States Reconstruction Funding I, LLC at Capital Center, 919 Congress Avenue, Suite 840, Austin, Texas 78701, Attention: President, Telephone: (409) 981-3000, Facsimile: (512) 487-3958;
        in the case of the Indenture Trustee, to the Corporate Trust Office;
        in the case of the PUCT, to 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention: Executive Director and General Counsel, Telephone: (512) 936-7040, Facsimile: (512) 936-7036;
        in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telephone: (212) 553-3686, Facsimile: (212) 553-0573;
        in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438-2000, Facsimile: (212) 438-2665;
        in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355; or
        as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

      Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or Transition Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Applicable Financing Order and to this Agreement may be asserted or exercised only by the PUCT (or by the Attorney General of the State of Texas in the name of the PUCT) for the benefit of such Customer.

      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Assignment to Indenture Trustee. (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer's rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

      Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

      Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC, as Issuer

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

ENTERGY GULF STATES, INC., as Servicer

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

Acknowledged and Accepted:
THE BANK OF NEW YORK, as Indenture Trustee
By: /s/ Jared Fischer Name: Jared Fischer Title: Assistant Treasurer

EXHIBIT A

FORM OF MONTHLY SERVICER'S CERTIFICATE

See Attached.

Remittance Dates:

Monthly Servicer's Certificate
(to be delivered each month pursuant to Section 3.01(b) of the Transition Property Servicing Agreement)

ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC

Entergy Gulf States, Inc., as Servicer

Pursuant to the Transition Property Servicing Agreement dated June 29, 2007 (the "Transition Property Servicing Agreement") between
Entergy Gulf States, Inc., as Servicer, and Entergy Gulf States Reconstruction Funding I, LLC, as Note Issuer, the Servicer does hereby certify as follows:

Reconciliation Period:
Remittance Dates:

TC Class Total	a. TCs in Effect	b. TCs Billed	c. Estimated TC Payments Received

Results of Annual Reconciliation (if applicable):

Reconciliation Period:

TC Class Total	d. Estimated TC Payments Received	e. Actual TC Collections	f. Remittance Shortfall for this Collection	g. Excess Remittance for this Collection

h. Daily remittances previously made by the Servicer to the Collection Account in respect of this Collection Period (c):

i. The amount to be remitted by the Servicer to the Collection Account for this Collection Period is (c + f - g):

j. If (i>h), (i-h) equals net amount due from the Servicer to the Collection Account:

k. If (h>i), (h-i) equals net amount due to the Servicer from the Collection Account:

Capitalized terms used herein have their respective meanings set forth in the Transition Property Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate the day of

ENTERGY GULF STATES, INC., as Servicer

By __________________________________________________________

Title: ________________________________________________________

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER'S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Transition Property Servicing Agreement, dated as of June 29, 2007 (the "Servicing Agreement"), between ENTERGY GULF STATES, INC., as servicer and ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC, the Servicer does hereby certify, for the ________, 20__ Payment Date (the "Current Payment Date"), as follows:

    Capitalized terms used herein have their respective meanings as set forth in the Indenture. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

      Allocation of Remittances as of Current Payment Date allocable to principal and interest:
        Principal

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Tranche A-3
iv.	Total:

        Interest

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Tranche A-3
iv.	Total:

      Outstanding Amount of Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the Principal Balance to be Outstanding (following payment on Current Payment Date):

        Principal Balance Outstanding (as of the date of this certification):

i.	Tranche A-1
ii.	Tranche A-2
iii.	Tranche A-3
iv.	Total:

        Principal Balance to be Outstanding (following payment on Current Payment Date):

i.	Tranche A-1
ii.	Tranche A-2
iii.	Tranche A-3
iv.	Total:

        Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

i.	Tranche A-1
ii.	Tranche A-2
iii.	Tranche A-3
iv.	Total:

      All other transfers to be made on the Current Payment Date, including amounts to be paid to the Indenture Trustee and to the Servicer:

        Operating Expenses

i.	Trustee Fees and Expenses: (subject to $1,000,000 cap on Indemnity Amounts per Section 8.02(e)(1))
ii.	Servicing Fee:
iii.	Administration Fee:
iv.	Other Operating Expenses:
v.	Total:

        Other Payments

i.	Operating Expenses (payable pursuant to Section 8.02(e)(4)):
ii.	Funding of Capital Subaccount (to required amount):
iii.	Interest Earnings on Capital Subaccount to Entergy Gulf States Reconstruction Funding I:
iv.	Operating Expenses and Indemnity Amounts over $1,000,000 (payable pursuant to Section 8.02(e)(8)):
v.	Deposits to Excess Funds Subaccount:
vi.	Total:

      Estimated amounts on deposit in the Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:

        Capital Subaccount

i.	Total:

        Excess Funds Subaccount

i.	Total:

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer's Certificate this __ day of __________.

        ENTERGY GULF STATES, INC.,
        as Servicer

        By:
        Name:
        Title:

        EXHIBIT C-1

        FORM OF SERVICER'S REGULATION AB COMPLIANCE CERTIFICATE

        The undersigned hereby certifies that he/she is the duly elected and acting [__________] of ENTERGY GULF STATES, INC., as servicer (the "Servicer") under the Transition Property Servicing Agreement dated as of June 29, 2007 (the "Servicing Agreement") between the Servicer and Entergy Gulf States Reconstruction Funding I, LLC (the "Issuer") and further that:

        1. The undersigned is responsible for assessing the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria").

        2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor's annual report on Form 10-K Report (such fiscal year, the "Assessment Period"):

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.
1122(d)(1)(iv)

        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable; PUCT rules impose credit standards on EGSI and any future retail electric providers who handle customer collections and govern performance requirements of utilities.
Cash Collection and Administration
1122(d)(2)(i)

        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)

        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.
1122(d)(2)(iv)

        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.
1122(d)(2)(v)

        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Applicable, but no current assessment required; all "custodial accounts" are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.
1122(d)(2)(vii)

        Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable; assessment below.
Investor Remittances and Reporting
1122(d)(3)(i)

        Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable; assessment below.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of transition property are contemplated or allowed under the transaction documents.
1122(d)(4)(iv)

        Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related transaction agreements.

Applicable; assessment below.
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	Not applicable; because underlying obligation (transition charge) is not an interest bearing instrument
1122(d)(4)(vi)

        Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or reagings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable; assessment below
1122(d)(4)(vii)

        Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable; assessment below.
1122(d)(4)(viii)

        Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

        Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of "true-up" mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; transition charges are not interest bearing instruments.
1122(d)(4)(x)

        Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Applicable; Servicer will maintain REP deposit accounts in accordance with PUCT rules and regulations.
1122(d)(4)(xi)

        Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)

        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

Not applicable; servicer cannot make advances of its own funds on behalf of customers under the transaction documents.
1122(d)(4)(xiii)

        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable; servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

        3. To the best of the undersigned's knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor's annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

        Executed as of this ______________ day of _________________, ____.

ENTERGY GULF STATES, INC.
By: ________________________________ Name: Title:

        EXHIBIT C-2

        FORM OF CERTIFICATE OF COMPLIANCE

        The undersigned hereby certifies that he/she is the duly elected and acting [__________] of Entergy Gulf States, Inc. as servicer (the "Servicer") under the Transition Property Servicing Agreement dated as of June 29, 2007 (the "Servicing Agreement") between the Servicer and Entergy Gulf States Reconstruction Funding I, LLC (the "Issuer") and further that:

        1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [_______], [       ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

        2. To the best of the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [________],[ _____], except as set forth on Annex A hereto.

        Executed as of this ______________ day of _________________, ____.

Entergy Gulf States, Inc.
By: ________________________________ Name: Title:

        ANNEX A

        to Certificate of Compliance

        LIST OF SERVICER DEFAULTS

        The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [__________]:

Nature of Default	Status

    SCHEDULE 4.01(a)

    EXPECTED AMORTIZATION SCHEDULE

Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Initial Principal
Balance	$93,500,000	121,600,000	114,400,000
4/1/2008	82,440,896	121,600,000	114,400,000
10/1/2008	74,444,069	121,600,000	114,400,000
4/1/2009	65,291,303	121,600,000	114,400,000
10/1/2009	56,727,786	121,600,000	114,400,000
4/1/2010	47,181,156	121,600,000	114,400,000
10/1/2010	38,151,747	121,600,000	114,400,000
4/1/2011	28,060,303	121,600,000	114,400,000
10/1/2011	18,494,121	121,600,000	114,400,000
4/1/2012	7,871,104	121,600,000	114,400,000
10/1/2012	-	119,340,600	114,400,000
4/1/2013	-	108,150,770	114,400,000
10/1/2013	-	97,413,906	114,400,000
4/1/2014	-	85,589,454	114,400,000
10/1/2014	-	74,193,674	114,400,000
4/1/2015	-	61,702,761	114,400,000
10/1/2015	-	49,613,805	114,400,000
4/1/2016	-	36,412,962	114,400,000
10/1/2016	-	23,583,733	114,400,000
4/1/2017	-	9,637,453	114,400,000
10/1/2017	-	-	110,431,197
4/1/2018	-	-	95,686,369
10/1/2018	-	-	81,236,666
4/1/2019	-	-	65,635,803
10/1/2019	-	-	50,288,861
4/1/2020	-	-	33,776,636
10/1/2020	-	-	17,477,933
4/1/2021	-	-	-

    ANNEX I

    SERVICING PROCEDURES

    The Servicer agrees to comply with the following servicing procedures:

          Definitions.

            Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Transition Property Servicing Agreement (the "Agreement").
            Whenever used in this Annex I, the following words and phrases shall have the following meanings:

          "Applicable MDMA" means with respect to each Customer, any meter data management agent providing meter reading services for that Customer's account.

          "Billed TCs" means the amounts of Transition Charges billed by the Servicer, whether billed directly to Customers by the Servicer or indirectly through REPs.

          "Days Sales Outstanding" means the average number of days EGSI's monthly bills to Customers in its Texas service area (or, following the advent of customer choice, monthly bills to REPs) remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Agreement. The initial Days Sales Outstanding shall be 22 days until updated pursuant to Section 4.01(b)(i) of the Agreement.

          "Other Providers" means each electric utility, municipally owned utility and/or cooperative, which, pursuant to any Tariff, any other tariffs filed with the PUCT, or any agreement with EGSI, is obligated to bill, pay or collect Transition Charges.

          "Servicer Policies and Practices" means, with respect to the Servicer's duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

          Data Acquisition.

            Installation and Maintenance of Meters. Except to the extent that a REP is responsible for such services, the Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period. To the extent an Other Provider is responsible for such services, such Other Provider may obtain usage measurements for each Customer less frequently than once every Billing Period in accordance with its current practices so long as the PUCT Regulations so permit and the number of retail Customers of any such Other Provider for whom such modified terms apply shall be less than 5,000 as of the end of the preceding calendar year. To the extent an REP is responsible for such services, but not performing such services, the Servicer shall take all reasonably necessary actions to obtain usage measurements for each Customer at least once every Billing Period.
            Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA; provided, however, that the Servicer may estimate any Customer's usage determined in accordance with applicable PUCT Regulations.
            Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any REP as a result of new metering and/or billing technologies.
            ERCOT. When and if the Service Area becomes subject to retail competition, the Servicer shall take all reasonable actions available under PUCT Regulations to obtain timely information from ERCOT (or, if such information is not available from ERCOT, directly from the Applicable MDMA) which is necessary for the Servicer to fulfill its obligations under the Servicing Agreement.

          Usage and Bill Calculation.

          The Servicer (a) shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable PUCT Regulations) at least once each Billing Period; provided, however that the Servicer may obtain such calculations less frequently for those Customers whose usage is calculated by Other Providers in accordance with such Other Provider's current practices so long as the PUCT Regulations so permit and the number of retail Customers of any such Other Provider for whom such modified terms apply shall be less than 5,000 as of the end of the preceding calendar year; and (b) shall either (i) determine therefrom each Customer's individual Transition Charges to be included on Bills issued by it to such Customer or to the Applicable REP or Other Provider responsible for billing such Customer, or (ii) where the Applicable REP or Other Provider is responsible for billing the Customers, allow the Applicable REP or Other Provider, rather than the Servicer, to determine such Customers' individual Transition Charges to be included on such Customers' Bills based on billing factors provided by the Servicer, and, in such case, the Servicer shall deliver to the Applicable REP or Other Provider such billing factors as are necessary for the Applicable REP or Other Provider to calculate such Customers' respective Transition Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

          Billing.

          The Servicer shall implement the Transition Charges as of the Closing Date and shall thereafter bill each Customer or, with respect to Customers billed by a REP or Other Provider, the Applicable REP or Other Provider, for the respective Customer's outstanding current and past due Transition Charges accruing through the date on which such Transition Charges may no longer be billed under the Tariff, all in accordance with the following:

            Frequency of Bills; Billing Practices. In accordance with the Servicer's then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, where an Applicable REP or Other Provider, if any, is responsible for billing the Customers, to the Applicable REP or Other Provider, for such Customers' Transition Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer's own charges to such Customers, REPs or Other Providers, as the case may be; provided, however, that the Servicer may bill Other Providers less frequently in accordance with its current practices so long as the PUCT Regulations so permit and the number of retail Customers of any such Other Provider for whom such modified billing terms apply shall be less than 5,000 as of the end of the preceding calendar year. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.
            Format.
              Each Bill issued by the Servicer shall contain the charge corresponding to the respective Transition Charges owed by such Customer for the applicable Billing Period. The Transition Charges shall be separately identified if required by and in accordance with the terms of the related Financing Orders and Tariffs. If such charges are not separately identified, the Servicer shall provide, and unless prohibited by applicable PUCT Regulations, shall cause any and each Applicable REP to provide, Customers with the annual notice required by Section 4.01(c)(iii)(B) of the Servicing Agreement.
              If an REP is responsible for billing the Customers, the Servicer shall deliver to the Applicable REP itemized charges for such Customer setting forth such Customers' Transition Charges.
              The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and any REPs in accordance with, if applicable, the Applicable Financing Orders, Tariffs, other tariffs and any other PUCT Regulations. To the extent that Bill format, structure and text are not prescribed by the Utilities Code or by applicable PUCT Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.
            Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. If an REP is responsible for billing the Customers, the Servicer shall deliver all Bills to the Applicable REP by such means as are prescribed by applicable PUCT Regulations, or if not prescribed by applicable PUCT Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable REP and are consistent with PUCT Regulations. The Servicer or any and each REP, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

          Customer Service Functions.

          The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

          Collections; Payment Processing; Remittance.

            Collection Efforts, Policies, Procedures.
              The Servicer shall use reasonable efforts to collect all Billed TCs from Customers and any Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:
                The Servicer shall prepare and deliver overdue notices to Customers and any REPs in accordance with applicable PUCT Regulations and Servicer Policies and Practices.
                The Servicer shall apply late payment charges to outstanding Customer and REP balances in accordance with applicable PUCT Regulations and as required by the Financing Orders.
                In circumstances where the Servicer is allowed to bill Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable PUCT Regulations and Servicer Policies and Practices.
                The Servicer shall adhere to and carry out disconnection policies and termination of any future REP billing in accordance with the Utilities Code, the Financing Orders, applicable PUCT Regulations and the Servicer Policies and Practices.
                The Servicer may employ the assistance of collection agents to collect any past-due Transition Charges in accordance with applicable PUCT Regulations and Servicer Policies and Practices and the Tariffs.
                The Servicer shall apply Customer and any REP deposits to the payment of delinquent accounts in accordance with applicable PUCT Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii), (iv) and (v) of this Annex I.
              The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed TCs, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.
              The Servicer shall accept payment from Customers in respect of Billed TCs in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from any REPs in respect of Billed TCs in such forms and methods and at such times and places as the Servicer and any and each REP shall mutually agree in accordance with, if applicable, the Applicable Financing Orders, Tariffs, other tariffs and any other PUCT Regulations.

            Payment Processing; Allocation; Priority of Payments.

              The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Business Days after receipt.
              Until retail competition is introduced into the Service Area, any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer shall be applied by the Servicer in the following order of priority: (1) to any amounts due with respect to customer deposits, (2) to all electric service charges of EGSI on the Bill and to all Transition Charges on the Bill, pro rata based upon the total amount billed, and (3) to tax and remaining charges billed to the Customers. Any amounts allocated to Transition Charge payments pursuant to (2) above shall be further allocated as follows: (A) first to amounts owed to the Issuer, EGSI and any other affiliate of EGSI which is owed "Transition Charges" as defined in Sections 39.302(7) and 39.460(f) of the Securitization Law (excluding any late fees and interest charges), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill; then (B) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Transition Charges shall be allocated to the Issuer in accordance with the terms of the Tariffs. If more than one Series of Transition Bonds is outstanding, the Servicer shall allocate amounts owed to the Issuer ratably based on the total amount of Transition Charges on such bill which were billed in respect of each such Series. It is understood that such allocations may be made on a delayed basis in accordance with the reconciliations described in Section 6 of this Annex.
              When and if the Service Area becomes subject to retail competition, the Servicer shall apply payments received to each Customer's or any and each Applicable REP's account in proportion to the charges contained on the outstanding Bill to such Customer or Applicable REP. Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or any REP shall be allocated as follows: (A) first to amounts owed to the Issuer, EGSI and any other affiliate of EGSI which is owed "Transition Charges" as defined in Sections 39.302(7) and 39.460(f) of the Securitization Law (excluding any late fees and interest charges), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill; then (B) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Transition Charges shall be allocated to the Issuer in accordance with the terms of the Tariffs. If more than one Series of Transition Bonds is outstanding, the Servicer shall allocate amounts owed to the Issuer ratably based on the total amount of Transition Charges on such bill which were billed in respect of each such Series. It is understood that such allocations may be made on a delayed basis in accordance with the reconciliations described in Section 6(e) of this Annex I.
              The Servicer shall hold all over-payments for the benefit of the Issuer and EGSI and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.
              For Customers on a Budget Billing Plan, the Servicer shall treat TC Payments received from such Customers as if such Customers had been billed for their respective Transition Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (ii) or (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

            Accounts; Records.

            The Servicer shall maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Transition Property and the amounts from time to time remitted to the Collection Accounts in respect of the Transition Property and (ii) to permit the TC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of TC Collections commingled with the Servicer's funds may be properly identified and traced.

            Investment of TC Payments Received.

            Prior to each Daily Remittance, the Servicer may invest TC Payments received at its own risk and (except as required by applicable PUCT Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

            Calculation of Daily Remittance.

              For purposes of calculating the Daily Remittance, (i) all Billed TCs shall be estimated to be collected the same number of days after billing as is equal to the Days Sales Outstanding then in effect (or on the next Servicer Business Day) and (ii) the Servicer will, on each Servicer Business Day, remit to the Indenture Trustee for deposit in the applicable Collection Account an amount equal to the product of the applicable Billed TCs multiplied by one hundred percent less the system wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Estimated TC Collections for such Servicer Business Day. Pursuant to Section 6.11(c) of the Agreement, commencing no later than June 30 of each year, the Servicer shall calculate and report in the next succeeding Monthly Servicer's Certificate the amount of Actual TC Collections for all completed Collection Periods during the Reconciliation Period as compared to the Estimated TC Collections forwarded to the applicable Collection Account in respect of such Reconciliation Period. No Excess Remittance shall be withdrawn from the applicable Collection Account if such withdrawal would cause the amounts on deposit in the applicable General Subaccount or the applicable Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the Transition Bonds. The Servicer shall be allowed to use the proceeds from any Excess Remittance to reimburse any Applicable REPs for the excess of their remittances over actual TC Payments received by such REPs in accordance with the terms of PUCT Regulations.
              On or before the beginning of the first biling cycle in July of each year (or, in the case of any subsequent Series, the corresponding date relating to the Annual True-up Adjustment Date for such Series) in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Days Sales Outstanding and the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) in order to be able to calculate the Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.
              The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer's method of calculating the TC Payments estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the TC Payments estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.
              All calculations of collections, each update of the Days Sales Outstanding, the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) and any changes in procedures used to calculate the Estimated TC Payments pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (ii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

            Remittances.

              The Issuer shall cause to be established the Collection Accounts in the name of the Indenture Trustee in accordance with the Indenture.
              The Servicer shall make remittances to the Collection Accounts in accordance with Section 6.11 of the Agreement.
              In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.